CONSULTING AGREEMENT


                 THIS CONSULTING AGREEMENT ("Agreement") is made as of the 15th day of January, 2001, by and between Bruce Magown, an individual ("Consultant") and Uncommon Media Group, Inc (Corporation).

                 WHEREAS Consultant has considerable knowledge and experience relating to the business of the Corporation as a result of his prior affiliation with the Corporation and the IT industry: and

                 WHEREAS Consultant desires to aid and assist the Corporation as a consultant by providing certain advisory services to the Corporation; and

                 WHEREAS the Corporation desires to engage Consultant as a consultant to render certain advisory services to the Corporation; and

                 WHEREAS the Corporation and Consultant desire to set forth herein their understandings and agreements:

                 NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      ENGAGEMENT OF CONSULTANT.

         a. The Corporation does hereby appoint and engage Consultant as its consultant and advisor with respect to the matters specified in Section 2 hereof for the compensation hereinafter set forth.

         b. Consultant hereby accepts his appointment and engagement by the Corporation as a consultant and advisor to the Corporation with respect to the matters specified in Section 2 hereof for the compensation hereinafter set forth.

2. ACTIVITIES OF CONSULTANT. During the term of this Agreement specified in Section 4 hereof ("Term"), Consultant shall undertake for and on behalf of, and to the extent specifically requested by, the Board of Directors or the President of the Corporation, to make himself available to advise the Corporation and its officers and directors at

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         all reasonable times, by telephone, by letter or in person with respect to the business of the Corporation and with respect to past matters or transactions of the Corporation. In addition, the Consultant shall make himself available, upon reasonable advance notice, to participate in the Corporation's negotiation of new, and renegotiation of existing, service contracts.

3. COMPENSATION OF CONSULTANT. In consideration of his obligations hereunder, for the term of this agreement consultant shall be paid as follows: The Corporation hereby covenants and agrees that Upon execution of this agreement, the consultant will receive 100,000 shares of the Company's common stock and additional compensation as directed by the Board of Directors and/or the President. For capital raised on any introductions provided by consultant, consultant will receive compensation in the amount of 10% of initial and any subsequent amount up to $1,000,000 (1st closing). All transaction exceeding $1,000,000 (1st closing) will be compensated based upon the Lehman Formula. Consultant will be compensated based on the Lehman Formula for any merger, acquisitions or contracts that he may introduce to company. Payment to be delivered in a manner mutually agreed upon by both parties.

4. TERM. The Term shall commence as of the date hereof and shall continue for two (2) year(s).

5.       EXPENSES; OFFICE SPACE.

         a. During the Term, the Corporation shall pay or promptly reimburse Consultant for all travel, entertainment, telephone, and other expenses paid or incurred by Consultant in connection with the performance of his activities, responsibilities, and services under this Agreement, upon presentation of expense statements, vouchers, or other evidence of expense in conformity with the Corporation's requirements with respect to the manner of reporting of such expenses and the prior approval of all travel and entertainment expenditures.

         b. The Corporation may, at its sole discretion, provide Consultant, a private office and with reasonable secretarial and other support services that may be needed from time to time.

6.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

         The Corporation represents and warrants to Consultant as follows:

         a. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of its Jurisdiction of incorporation.

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         b.       The Corporation has full power and legal right and authority to execute, deliver, and perform this Agreement, the officers Executing this Agreement on behalf of the Corporation have full power and authority to do so and this Agreement is binding upon and enforceable against the Corporation in accordance with its terms.

         c. There is (i) no suit, action, proceeding or claim, (ii) no investigation or inquiry by any administrative or governmental body, and (iii) no legal, administrative agency or arbitration proceeding pending or, to the best of the Corporation's knowledge, threatened against the Corporation or to which the Corporation is or might become a party, which questions or challenges the validity of this Agreement, or any action taken pursuant to this Agreement by the Corporation, and to the best knowledge of the Corporation there is no basis or ground for any suit, action, claim, investigation, inquiry or proceeding.

7.       COVENANTS OF THE CORPORATION.

         a. The Corporation shall promptly forward to Consultant any mail, telephone messages, telegrams, notices, or other papers or documents of a personal nature that are delivered to, or received by, the Corporation.

         b. The Corporation shall indemnify and hold harmless Consultant fully, completely, and absolutely against and in respect of
                  (i) any and all losses and damages resulting from any misrepresentation or breach of any warranty, covenant, or agreement by the Corporation made or contained in this Agreement, and (ii) any and all actions, suits, proceedings, claims, demands, judgments, costs, and expenses, including Attorneys' fees, incident to the foregoing and arising out of or related to the activity of Consultant pursuant to the Agreement. The Corporation shall maintain appropriate insurance's adequate to protect the consultant in connection with his work hereunder.

8. INDEPENDENT CONTRACTOR. Consultant shall at all times be an independent contractor, rather than a co-venturer, agent, employee, or representative of the Corporation. The Corporation hereby acknowledges that Consultant may engage directly or indirectly in other businesses and ventures, and recognizes that such undertakings of Consultant may from time to time preempt Consultant's availability during the Term.

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9.       BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, Consultant and the Corporation and their respective heirs, executors or administrators, personal and legal representatives, estate, legatees, and successors. The obligations under this Agreement may not be assigned by the Corporation or Consultant without the prior written consent of the other party hereto, except that this Agreement may be assigned by the Corporation to any entity controlled by, or under common control with, the Corporation.

10. NOTICES. All notices and other communications hereunder or in connection herewith shall be deemed to have been duly given if they are in writing and delivered personally or sent by registered or certified mail, return receipt requested and first-class postage prepaid. They shall be addressed:

         To: Uncommon Media Group, Inc 33 West 54 Street
         2nd Floor New York, N.Y. 10019, if to the Corporation and

         To: Bruce Magown 29 Thornridge Drive
         Stamford, CT 06903

         if to Consultant, unless notice of a change of address is given to either party by the other pursuant to the provisions of this Section 10.

11. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York. Any dispute, controversy or claim arising under, out of or relating to this contract and any subsequent amendments of this Agreement, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be referred to and finally determined by arbitration in accordance with the Rules of the American Arbitration Association. The arbitral tribunal shall consist of three (3) arbitrators. The place of arbitration shall be New York, New York.

12.      MISCELLANEOUS.

         a. This Agreement shall constitute the only agreement between the Corporation and Consultant relating to the subject matter of Sections 1 and 2 hereof, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect.

         b. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

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         c.       The captions and headings contained herein are solely for
                  Convenience and reference and do not constitute a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

         d. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and Enforceable. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such Jurisdiction, be ineffective solely to the extent of such provision which is invalid or unenforceable within rendering invalid or unenforceable the remaining terms and conditions hereof.

                         IN WITNESS WHEREOF, the Corporation has caused this
Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, and Consultant has executed this Agreement, all effective as of the day and year first above written.



                                    CONSULTANT:



                                    -----------------------------------
                                      Bruce Magown

UNCOMMON MEDIA GROUP, INC



By:
    ----------------------------
         Lawrence Gallo
         CEO/PRESIDENT